                                                                    Exhibit 10.1

















                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

                                 C O N T E N T S


Independent Auditors' Report ........................................... 3

Balance Sheets ......................................................... 4

Statements of Operations ............................................... 6

Statements of Stockholders' Equity (Deficit) ........................... 7

Statements of Cash Flows ............................................... 8

Notes to the Financial Statements ...................................... 10

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Scottsdale Technologies, Inc.
(A Development Stage Company)
Scottsdale, Arizona

We have audited the accompanying balance sheets of Scottsdale Technologies, Inc. (a development stage company) as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1996, 1995 and 1994 and from inception on September 20, 1993 through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scottsdale Technologies, Inc. (a development stage company) as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994 and from inception on September 20, 1993 through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company is a development stage company with no significant operating results to date that together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
April 3, 1997

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS

                                       December 31,
                                       ------------
                                     1996        1995
                                     ----        ----
CURRENT ASSETS

  Cash and cash equivalents      $    604    $    287
  Inventories (Notes 1 and 2)      19,126          --
                                 --------    --------

     Total Current Assets          19,730         287
                                 --------    --------

EQUIPMENT (Net) (Note 3)           40,314       6,387
                                 --------    --------

OTHER ASSETS

  Discount on equipment             4,327          --
  Deposits                         16,506          --
  Prepaid expenses                 35,322          --
  Patent (Note 1)                  20,746          --
                                 --------    --------

  Total Other Assets               76,901          --
                                 --------    --------

     TOTAL ASSETS                $136,945    $  6,674
                                 ========    ========

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                 Balance Sheets


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                             December 31,
                                                                      ---------------------------
                                                                         1996            1995
                                                                      -----------     -----------
CURRENT LIABILITIES

  Accounts payable                                                    $   432,156     $   151,218
  Notes payable (Note 6)                                                  292,464         270,964
  Payroll payable                                                         158,513           2,380
  Shareholder and related party loans payable (Note 7)                    945,065         304,058
  Interest payable                                                        260,803          77,200
  Redeemable preferred stock (Note 5)                                   1,859,954       1,859,954
                                                                      -----------     -----------

     Total Current Liabilities                                          3,948,955       2,665,774
                                                                      -----------     -----------

COMMITMENTS AND CONTINGENCIES (Note 10)                                        --              --
                                                                      -----------     -----------

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock; 6,000,000 shares authorized of $0.001 par value
   -0-, shares issued and outstanding,                                         --              --
  Common stock; 10,000,000 shares authorized of $0.001 par value,
   900,000, shares issued and outstanding,                                    900             900
  Additional paid-in capital                                                  103             103
  Deficit accumulated during the development stage                     (3,813,013)     (2,660,103)
                                                                      -----------     -----------

     Total Stockholders' Equity (Deficit)                              (3,812,010)     (2,659,100)
                                                                      -----------     -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             $   136,945     $     6,674
                                                                      ===========     ===========

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                            Statements of Operations

                                                                                             From
                                                                                     Inception on
                                                                                    September 20,
                                       For the Years Ended December 31,              1993 Through
                                      ------------------------------------           December 31,
                                             1996            1995            1994            1996
                                      -----------     -----------     -----------     -----------
 REVENUES

  Sales (net)                         $     2,998     $        --     $        --     $     2,998
  Cost of sales                             2,780              --              --           2,780
                                      -----------     -----------     -----------     -----------

     Gross Profit                             218              --              --             218
                                      -----------     -----------     -----------     -----------

EXPENSES

  Research and development                150,670         100,999         381,482       1,126,796
  General and administrative              813,357         132,362         139,720       1,194,064
  Depreciation                              4,455           1,873           1,648           8,184
                                      -----------     -----------     -----------     -----------

     Total Expenses                       968,482         235,234         522,850       2,329,044
                                      -----------     -----------     -----------     -----------

     Income (Loss) from Operations       (968,264)       (235,234)       (522,850)     (2,328,826)
                                      -----------     -----------     -----------     -----------

OTHER INCOME (EXPENSE)

  Interest expense                       (183,602)       (134,842)       (213,358)       (624,592)
  Other expense                            (1,044)             --              --          (1,044)
                                      -----------     -----------     -----------     -----------

     Total Other Income (Expense)        (184,646)       (134,842)       (213,358)       (625,636)
                                      -----------     -----------     -----------     -----------

  Income (Loss) Before Loss on
   Discontinued Operations             (1,152,910)       (370,076)       (736,208)     (2,954,462)

  Gain (Loss) from Discontinued
   Operations                                  --         252,543        (875,876)       (858,551)
                                      -----------     -----------     -----------     -----------

NET INCOME (LOSS)                     $(1,152,910)    $  (117,533)    $(1,612,084)    $(3,813,013)
                                      ===========     ===========     ===========     ===========

INCOME (LOSS) PER SHARE               $     (1.28)    $     (0.25)    $   (537.36)
                                      ===========     ===========     ===========

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                    900,000         462,333           3,000
                                      ===========     ===========     ===========

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (a Development Stage Company)
        Statements of Stockholders' Equity (Deficit)


                                                                                                           Deficit
                                                                                                       Accumulated     Total
                               Common Stock                  Preferred Stock            Additional      During the     Stockholders
                               ------------                  ---------------             Paid-in       Development     Equity
                          Shares          Amount          Shares          Amount           Capital           Stage     (Deficit)
                       -----------     -----------     -----------     -----------     -----------     -----------     -----------
Stock issued for
 cash at $0.33
 per share                   3,000     $         3              --     $        --     $     1,000     $        --     $     1,003

Net loss for the
 year ended
 December 31, 1993              --              --              --              --              --        (930,486)       (930,486)
                       -----------     -----------     -----------     -----------     -----------     -----------     -----------

 Balance,
  December 31, 1993          3,000               3              --              --           1,000        (930,486)       (929,483)

Purchase of
 preferred stock
 for cash at
 $0.001 per share               --              --           3,000               3              --              --               3

Net loss for the
 year ended
 December 31, 1994              --              --              --              --              --      (1,612,084)     (1,612,084)
                       -----------     -----------     -----------     -----------     -----------     -----------     -----------

Balance,
 December 31, 1994           3,000               3           3,000               3           1,000      (2,542,570)     (2,541,564)

Cancellation of
 common stock               (3,000)             (3)             --              --              --              --              (3)

Conversion of
 preferred shares
 to common shares          900,000             900          (3,000)             (3)           (897)             --              --

Net loss for the
 year ended
 December 31, 1995              --              --              --              --              --        (117,533)       (117,533)
                       -----------     -----------     -----------     -----------     -----------     -----------     -----------

Balance,
 December 31, 1995         900,000             900              --              --             103      (2,660,103)     (2,659,100)

Net loss for the
 year ended
 December 31, 1996              --              --              --              --              --      (1,152,910)     (1,152,910)
                       -----------     -----------     -----------     -----------     -----------     -----------     -----------
Balance,
 December 31, 1996         900,000     $       900              --     $        --     $       103     $(3,813,013)    $(3,812,010)
                       ===========     ===========     ===========     ===========     ===========     ===========     ===========

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                     From
                                                                                             Inception on
                                                                                            September 20,
                                                   For the Years Ended December 31,          1993 Through
                                              -------------------------------------------    December 31,
                                                     1996            1995            1994            1996
                                              -----------     -----------     -----------   -------------
CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net income (loss)                           $(1,152,910)    $  (117,533)    $(1,612,084)    $(3,813,013)
  Adjustments to reconcile net
   income (loss) to net cash:
    Depreciation                                    4,455           1,873           1,648           8,184
    Loss on disposition of equipment               (1,794)             --              --          (1,794)
  Changes in assets and liabilities:
   (Increase) decrease in inventory               (19,126)        149,380         344,795         (19,126)
   (Increase) decrease in accounts
     receivables and related receivables               --              --         177,834              --
   (Increase) decrease in other assets            (56,155)             --              --         (56,155)
    Increase (decrease) in accounts
     payable and other current liabilities        592,171          31,211         177,736         822,969
                                              -----------     -----------     -----------     -----------

     Net Cash Provided (Used) by
      Operating Activities                       (633,359)         64,931        (910,071)     (3,058,935)
                                              -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES

  Purchase of fixed assets                         (8,086)         (1,200)         (1,260)        (18,202)
  Payments on patent                              (20,746)             --              --         (20,746)
                                              -----------     -----------     -----------     -----------

     Net Cash Provided (Used)
       by Investing Activities                    (28,832)         (1,200)         (1,260)        (38,948)
                                              -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING
 ACTIVITIES

  Proceeds from related party payables            662,508         (63,936)        911,653       3,097,481
  Common stock issued for cash                         --              --              --               3
  Preferred stock issued for cash                      --              --               3               3
  Contribution of capital                              --              --              --           1,000
                                              -----------     -----------     -----------     -----------

     Net Cash Provided (Used) by
      Financing Activities                    $   662,508     $   (63,936)    $   911,656     $ 3,098,487
                                              -----------     -----------     -----------     -----------

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)

                                                                                            From
                                                                                    Inception on
                                                                                   September 20,
                                              For the Years Ended December 31,      1993 Through
                                          --------------------------------------    December 31,
                                           1996            1995             1994            1996
                                          -----           -----            -----   -------------
NET INCREASE (DECREASE) IN CASH           $ 317           $(205)           $ 325           $ 604

CASH AT BEGINNING OF PERIOD                 287             492              167              --
                                          -----           -----            -----           -----

CASH AT END OF PERIOD                     $ 604           $ 287            $ 492           $ 604
                                          =====           =====            =====           =====


SUPPLEMENTAL CASH FLOW
 INFORMATION

CASH PAID FOR:

  Interest                                $  --           $  --            $  --           $  --
  Income taxes                            $  --           $  --            $  --           $  --

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

          a. Organization

          Scottsdale Technologies, Inc. (the Company) was incorporated under the laws of the State of Delaware on September 20, 1993. At the date of incorporation, the Company was a wholly owned subsidiary of Mark Force, Ltd. which was a wholly owned subsidiary of A. I. Software, Inc. (a Canadian publicly-held company). The Company and Mark Force Ltd. completed a dissolution agreement on October 5, 1995 whereby the Company was no longer a subsidiary of Mark Force, Ltd. The accounts presented are those of the Company only and do not include any accounts of Mark Force, Ltd. or A. I. Software, Inc. The Company is involved in the development of certain computer and consumer electronic products and operates as a distribution company to market multi-media consumer electronic products and accessories to distributors and retailers within certain regions of the United States.

          b. Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

          c. Cash and Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          d. Net Income (Loss) Per Share

          The computations of net income (loss) per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. No adjustment has been made for the convertible preferred stock as it is anti-dilutive.

          e. Inventories

          Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

          f. Revenue Recognition

          The Company operates as a sales representative for certain suppliers of consumer electronic products and, accordingly, records commissions earned on sales of such products to wholesalers and distributors upon shipment. The Company also records revenues for its television programming service upon subscription by the customer.

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

          g. Equipment and Depreciation

          Equipment is stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method as follows:

                    Equipment                                 5 years

          h. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          i. Discontinued Operations

          The Company initially was involved in the development and sale of the Amstrald Pen Pad. This project was unsuccessful. Consequently all operations from the development and sale of the Amstrald Pen Pad were discontinued in 1995. The financial statements have been restated to reflect the gain (loss) from discontinued operations.

          j. Patent

          The amounts capitalized relate to legal fees associated with the Program Master patent. The patent has not yet been approved. When the patent is approved, the costs will be amortized over a 10 year period. At December 31, 1996, the Company had incurred $20,746 in costs relating to the patent application.

NOTE 2 -  INVENTORIES

          Inventory consisted of the following at December 31, 1996 and 1995:

                                                             1996      1995
                                                           -------    -----
          Electronic products held for sale                $19,126    $  --
                                                           =======    =====

    The accompanying notes are an integral part of these financial statements

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 3 -  EQUIPMENT

          Equipment consisted of the following at December 31, 1996 and 1995:

                                                            1996       1995
                                                          -------     -------
          Telephone System,
           Computer Equipment and Furniture                $46,015     $10,116

          Less accumulated depreciation                     (5,701)     (3,729)
                                                           -------     -------

          Balance                                          $40,314     $ 6,387
                                                           =======     =======


          Depreciation expense was $4,455, $1,873 and $1,648 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 4 -  PAYABLE TO FINANCING COMPANY

          During 1993, the Company entered into a financing agreement with a financing company which provided for borrowings up to $2,250,000. The financing company provided funds to purchase product based on acceptable purchase orders from Company customers.

          The terms of the financing agreement include various transaction fees which total to 5% of the customer order, and advance fees of .06% per day of the customer order. In addition, the agreements requires delinquency fees of .06% per day of the customer order for amounts delinquent greater than 30 days.

          The amounts due to the financing company at December 31, 1996 and 1995 were $47,757, and $57,757 (Note 7), respectively.

          The Company is also required to redeem 200,000 shares of Series S Preferred Stock and 127,243 shares of Series B Preferred Stock which are owned by the financing company based on their redemption requirements (Note 5).

          All of the Company's assets are collateralized by the financing agreement. The president of the Company has also provided a personal guarantee on the financing agreements. The financing agreement was terminated before December 31, 1995.

NOTE 5 -  REDEEMABLE PREFERRED STOCK

          On October 5, 1995 as part of the Company's dissolution agreement, the Company amended its articles of incorporation to allow for the issuance of three series of preferred stock: Series A, B, and S.

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 5 -  REDEEMABLE PREFERRED STOCK (Continued)

          The Series S convertible redeemable preferred stock (senior preferred stock) is 100% owned by a financing company. This senior preferred stock is required to be redeemed by the Company utilizing 25 percent of the cumulative proceeds received by the Company from any equity financing or financings after the Company has first received the cumulative aggregate amount of $400,000 of proceeds from said equity financings.

          This senior preferred stock has a liquidation preference senior to the Company's common stock and all other series of preferred stock.

          Each share of this senior preferred stock may be converted on or before January 2, 1997 into one share of common stock and a warrant to purchase one-half share of common stock. The warrants would be exercisable at any time on or before January 2, 1998 at a price of $4.00 per share.

          The conversion of the senior preferred stock is subject to the Company's right to redeem the senior preferred stock at $1.00 per share for 30 days after the notice of conversion is given.

          In addition to the mandatory redemption requirement described above, the Company has the right, but not the obligation, to redeem the shares of senior preferred stock on a voluntary basis at any time at the redemption price of $1.00.

          The senior preferred stock is not entitled to receive dividends.

          The series B convertible redeemable preferred stock has the same rights and obligations as does the series S convertible redeemable preferred stock except that the series S preferred stock is senior with respect to the liquidation preference and the Series B preferred stock is entitled to receive a dividend of $0.08 per share per year as declared by the Company and payable from funds legally available.

          The amounts which reflect the issuance of the various shares of the preferred stock are accounted for as a current liability of the Company. This is because the Company has a mandatory redemption requirement associated with the shares of preferred stock.

          At December 31, 1996 and 1995, the Company had issued 200,000 shares of series S preferred stock valued at $200,000 and 1,659,954 shares of series B preferred stock valued at $1,659,954. The amount of the dividend payable at December 31, 1996 and 1995 was $164,449 and $31,652 respectively.

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995

NOTE 6 -  NOTES PAYABLE

          Notes payable consisted of the following at December 31 1996 and 1995:

                                                                 1996        1995
                                                               --------    --------
          Note payable to an investor, interest accruing at
           prime +2%, unsecured, payable upon demand           $249,964    $249,964

          Note payable to an investor, interest accruing at
           prime + 2%, unsecured, payable upon
           completion of private placement                       27,500      21,000

          Note payable to investors, non interest bearing,
           unsecured, payable upon demand                        15,000          --
                                                               --------    --------
                                                               $292,464    $270,964
                                                               ========    ========

NOTE 7 -  SHAREHOLDER AND RELATED PARTY LOANS PAYABLE

          Shareholder and related party loans payable consisted of the following at December 31, 1996 and 1995:

                                                                   1996        1995
                                                                 --------    --------
          Notes payable to officers and directors, bearing
           interest at 12%, convertible into common stock,
           unsecured and payable upon demand                     $897,308    $246,301

          Note payable to financing company payable upon
           completion of private placement, secured by assets
           of corporation and a personal guarantee from the
           Company's president and payable upon demand
           (Note 4)                                                47,757      57,757
                                                                 --------    --------

                                                                 $945,065    $304,058
                                                                 ========    ========

NOTE 8 -  GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses which have resulted in an accumulated deficit of $3,813,013 at December 31, 1996 which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. It is the intent of management to create additional revenues through the sale of the Program Master and related technologies and to rely upon additional equity financing if required to sustain operations. The management of the Company has committed to covering the operating expenses of the Company until adequate sales are generated.

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 9 -  INCOME TAXES

          The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109), which requires the use of the asset and liability method for calculating deferred income taxes.

          For federal income tax purposes, the Company has net operating loss carryforwards of approximately $3,810,000 at December 31, 1996. The net operating loss carryforwards will expire between the years 2007 and 2011. Use of these loss carryforwards may be limited due to changes in ownership and changes in the type of business operations.

          Due to a history of losses, the Company's deferred tax asset has been reserved 100% , thus resulting in a net deferred tax asset of zero at December 31, 1996.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

          Consulting/Marketing Agreements

          The Company has entered into a marketing agreement wherein the marketer will identify target markets through direct response T.V. The contract expires December 31, 1998. The Company will be obligated to pay 3% on gross process of the sales which occur as a direct result of the marketer.

          The Company has entered into a marketing and consulting agreement wherein the two parties will develop and execute agreements with Original Equipment Manufacturers. The agreement expires in December 1998 and calls for a $6,000 per month retainer and 3% on gross proceeds of the sales which occur as a direct result of the marketer.

          Distribution Agreements

          The Company has entered into several distribution agreements with vendors wherein the Company will pay the vendors between $5.00 and $12.00 on a first year subscription between $4.00 and $6.00 on a second year subscription and between $3.00 and $5.00 on a third year subscription agreement.

          The Company has entered into several sub-distribution agreements wherein the Company has authorized various companies to act as sub-distributors of its products. These agreements require payments of 3.00% to 3.50% of sales of subscription agreements to the sub-distributors.

          Litigation

          The Company and the president of the Company have been named as defendants in a breach of contract action involving promissory notes totalling $250,000. The matter is presently the subject of discovery efforts by both sides. Management is seeking an out-of-court settlement. The promissory notes have been recorded at $250,000 with accrued interest of approximately $96,000.

                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 11 - SUBSEQUENT EVENTS

          Pursuant to an asset purchase agreement, on February 10, 1997, WO Consulting, Inc., a Delaware Corporation, d/b/a Scottsdale Technologies (the new company) acquired all of the assets of the Company in exchange for 1,461,585 shares of common stock; however, the Intellectual Property Assets, as defined will not be transferred to the Company until a partnership, whose general partners include members of senior management of the new company, is successful in raising capital, that is expected to be converted into common stock of the new company if certain conditions are met. Under the terms of the agreement, the new company will not assume any debt, obligation or liability of the Company except those as defined in the asset purchase agreement, the company's rights and obligations under certain specified contracts and $100,000 in trade accounts payable of the company to be paid in cash or common stock of the new company as negotiated between the new company and each such creditor. Promptly after the consummation of the purchase of the assets, the Company plans to liquidate.

          Prior to the purchase by the new company, the Company entered into separate restructuring agreements with several major creditors. Such agreements will require the new company to pay a royalty of four percent (4%) of all net sales proceeds derived by the Company from the sale of its core products.

          In exchange for entering into these royalty agreements and subject to the creditors receiving amounts owed to them by the Company, these creditors may assign to the new company their security interests in the assets of the Company and may rescind their rights to all indebtedness, obligations, claims and other liabilities incurred by the Company (and/or one or more affiliates of the Company) and rescind their rights to preferred stock of the Company.

          As of the date hereof, one major creditor has not agreed to enter into a similar agreements. See Note 10, Litigation.

          As a result of the asset purchase, the new company is relieved of any obligation to pay such major creditors that entered into such royalty agreements until it generates revenues from its core products.


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                          SCOTTSDALE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 1996 and 1995


NOTE 11 - SUBSEQUENT EVENTS (Continued)

          The new company is presently negotiation to merge with Sound Industries, Inc., a Utah Corporation (Sound). Under the terms of the proposed merger, the Company would remit approximately $7,000 to an owner of the majority of the common stock of Sound. Upon the execution of the merger, the executive officers and directors of Sound and its wholly-owned subsidiary would resign, and officers and directors of the new company would control the newly formed company. Each outstanding share of WO Consulting, Inc. d/b/a Scottsdale Technologies will be convertible into one share of the newly formed company. It is estimated that shareholders of WO Consulting, Inc., d/b/a Scottsdale Technologies, including new investors that would be shareholders if the new company is successful in raising capital through the issuance of additional common stock, will own approximately 80% of the newly formed company at the time of the merger. It is contemplated that the new company will change its name to Scottsdale Technologies, Inc. soon after the merger is consummated. The merger is expected to be a tax-free reorganization. WO Consulting, Inc. d/b/a Scottsdale Technologies will be the surviving corporation. Such a merger is expected to be effective by the end of May 1997.


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